Exhibit 99.1

UAL Corporation Reports Second Quarter 2010 Results

$430 Million 2Q Net Profit Excluding Charges, Largest Since 1999

$273 Million 2Q10 GAAP Net Profit; $245 Million Improvement from Prior Year

26.9% Consolidated Unit Revenue Growth Year over Year

Generated $874 Million in Operating Cash Flow

No. 1 On-Time Carrier Among 5 Largest U.S. Global Carriers For 1H 2010 Based on Preliminary Industry Results†

Announced Merger Agreement with Continental Airlines

CHICAGO, July 20, 2010 – UAL Corporation (Nasdaq: UAUA), the holding company whose primary subsidiary is United Airlines, reported results for the second quarter ended June 30, 2010. The company:

•

Reported its first quarterly of profit since 2007 with a second quarter net profit of $430 million, or $1.95 per diluted share, excluding non-cash, net mark-to-market hedge gains and certain accounting charges as outlined in note 4 of the attached statement of consolidated operations, an improvement of $751 million from second quarter 2009. The company reported a GAAP net profit of $273 million, or $1.29 per diluted share.

•	Reported a 26.9% year-over-year increase in consolidated passenger revenue per available seat mile (PRASM) for the second quarter with double digit growth rates across all regions.

•

Reported a 1.9% year-over-year increase in consolidated unit cost per available seat mile (CASM) for the quarter, excluding fuel, certain accounting charges and profit sharing, with an increase in consolidated capacity of 1.1% year-over-year.

•

Generated strong operating cash flow of $874 million and free cash flow of $801 million in the second quarter, and closed the quarter with a total cash balance of $5.2 billion, including unrestricted cash of $4.9 billion.

•

Accrued $63 million for profit sharing based on year-to-date pre-tax profitability, and paid $315 in incentive compensation to each eligible front-line employee based on strong operational and customer satisfaction performance in the second quarter.

•	Ranked No. 1 in on-time arrivals among the five largest U.S. global carriers for the first six months of 2010 based on preliminary information †.

•

Announced merger agreement with Continental Airlines on May 3, 2010 which will create the world’s leading airline serving over 350 destinations worldwide. Integration planning is underway and we expect to close the transaction by year-end.

•	Flew inaugural flight to Africa, commencing daily service between Washington Dulles and Accra, Ghana.

“We are pleased to report a significant net profit improvement in the quarter along with excellent operational results across the company,” said Glenn Tilton, UAL Corporation chairman, president and CEO. “The United team continues to execute across our critical operating, service and financial metrics and this strong performance builds momentum that we take into our planned merger with Continental Airlines later this year.”

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

Revenue Trends Continue Solid Year over Year Improvements

For the second quarter, consolidated PRASM increased 26.9% year-over-year. Consolidated yield improved 23.6% and consolidated load factor increased 2.3 percentage points year-over-year.

Geographic Area	2Q 2010 Passenger Revenue (millions)	Passenger Revenue % vs. 2Q 2009	PRASM % vs. 2Q 2009	ASM[1] % vs. 2Q 2009
Domestic	$2,063	15.4%	19.1%	(3.0)%

Pacific	789	52.4%	52.0%	0.4%
Atlantic	742	31.7%	33.1%	(1.0)%
Latin America	118	63.4%	55.9%	4.7%

International	$1,649	43.0%	42.9%	0.1%

Mainline	$3,712	26.2%	28.3%	(1.6)%

Regional Affiliates	$1,021	36.3%	13.1%	20.5%

Consolidated	$4,733	28.3%	26.9%	1.1%

[1]	ASM: Available Seat Miles

Cargo revenue increased 57% year-over-year for the quarter as continued improvements in demand drove strength in both volume and yields across all regions, particularly trans-Pacific markets.

Maintained Strong Unit Cost Control

Total consolidated expense, including fuel and excluding non-cash net mark-to-market hedge gains and certain accounting charges, increased $455 million, or 11.1% year-over-year for the second quarter. Consolidated expense, excluding fuel, profit sharing programs and certain accounting charges, was up $91 million or 3.1%. Total GAAP consolidated expense, including these items, was up $816 million for the quarter.

Consolidated CASM, excluding fuel, profit sharing programs and certain accounting charges, increased by 1.9% year-over-year in the second quarter against a consolidated capacity increase of 1.1%. Mainline CASM, excluding fuel, profit sharing programs and certain accounting charges, increased by 1.7% in the second quarter, against a 1.6% decline in mainline capacity. Mainline and Consolidated CASM, including these items, were up 21.1% and 19.6% respectively, compared to the year-ago quarter.

Hedged 80% of Consolidated Fuel Consumption for Third Quarter 2010

The company recorded $17 million in cash losses on fuel hedges that settled in the second quarter including hedge ineffectiveness. In addition, the company also recorded non-cash, net mark-to-market losses on its fuel hedges of $37 million. The table below details hedge impacts for the quarter:

Fuel Hedge Impacts	Included in 2Q 2010 Fuel Expense (millions)
Non-Cash Net Mark-to-Market Net Gain/(Loss)	$(37)
Cash Net Gain/(Loss) on Settled Contracts*	(17)

Total Recorded Net Gain/(Loss)	$(54)

*	Includes impact of hedge ineffectiveness booked in the quarter

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

The company’s hedge book consists of roughly 50% call options and 50% swaps, providing protection against rising fuel prices while allowing significant downside participation if fuel prices fall. For the third quarter 2010, the company has capped 80% of its estimated consolidated fuel consumption at a crude-equivalent average price of $79 per barrel. For the remainder of 2010, the company has capped 74% of its estimated consolidated fuel consumption at a crude-equivalent average price of $80 per barrel. The company will benefit from roughly 63% downside participation for the last half of 2010 if fuel prices fall.

Strong Liquidity Position Further Bolstered By Operating Cash Flow

The company ended the quarter with a total cash balance of $5.2 billion, including an unrestricted cash balance of more than $4.9 billion and restricted cash balance of $250 million.

In the second quarter, the company generated $874 million of positive operating cash flow and $801 million of positive free cash flow, defined as operating cash flow less capital expenditures. In the second quarter, the company had scheduled debt and net capital lease payments of $135 million, and non-aircraft capital expenditures of $73 million.

“We are clearly on the right path toward our goal of achieving sustained and sufficient profitability across the economic cycle,” said Kathryn Mikells, UAL Corporation executive vice president and chief financial officer. “While there is more work needed, our current results, including improvements in unit revenue, cost control, cash flow and profit margin, demonstrate substantial progress against our objective.”

No. 1 On-Time Airline Among 5 Largest U.S. Global Carriers for First Six Months of 2010

Based on preliminary industry results, United remains in first place among the five largest U.S. global network carriers in on-time arrival performance for the first six months of 2010†, and was ranked second place in the second quarter. Each participating frontline employee earned a $315 bonus payout in the second quarter as a result of exceeding internal customer satisfaction and on-time performance goals.

Business Highlights

•

On May 3, 2010, United and Continental Airlines announced a planned merger transaction that will create the world’s leading airline and will expand access to an unparalleled global network serving 350 destinations around the world. The integration planning process is underway; teams from both companies are developing comprehensive plans for the combined company.

•	United launched its inaugural flight to the continent of Africa on June 20 with daily non-stop service from Washington Dulles to Accra, Ghana.

•

United completed the first flight by a U.S. commercial airline using natural gas synthetic jet fuel, demonstrating United’s commitment to the advancement of alternative fuels in commercial aviation using fuel that is safe and approved for use in commercial aircraft. United also became the first airline to conduct two trans-Atlantic flights using state-of-the-art flight planning to demonstrate the potential for fuel savings and carbon dioxide reductions.

•	Glenn Tilton, UAL Corp. chairman, president and CEO joined The Future of Aviation Advisory Committee convened by U.S. Department of Transportation Secretary Ray LaHood.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

2010 Outlook

The company expects both mainline and consolidated CASM, excluding fuel, profit sharing and certain accounting charges for the full year 2010 to be up 2.0% to 3.0% year-over-year. The company expects consolidated CASM, excluding fuel, profit sharing and certain accounting charges for the third quarter 2010 to be up 3.3% to 4.3% year-over-year.

The company expects scheduled debt and capital lease payments of approximately $220 million and non-aircraft capital expenditures of approximately $120 million for the third quarter of 2010. Complete details on United’s outlook can be found in the Investor Update, available at united.com/ir.

Questions & Answers

Additional information can be found in the Q&A section of this release, beginning on page 8.

About United

United Airlines, a wholly-owned subsidiary of UAL Corporation (Nasdaq: UAUA), operates approximately 3,400* flights a day on United and United Express to more than 230 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 1,172 destinations in 181 countries worldwide. United’s 46,000 employees reside in every U.S. state and in many countries around the world. United ranked No. 1 in on-time performance for domestic scheduled flights for 2009 among America’s five largest global carriers, as measured by the Department of Transportation and published in the Air Travel Consumer Report for 2009. News releases and other information about United can be found at the company’s Web site at united.com, and follow United on Twitter @UnitedAirlines.

†

According to preliminary industry results provided by the five largest U.S. global carriers based on available seat miles, enplaned passengers or passenger revenue, United ranked highest in on-time performance for domestic scheduled flights as measured by the U.S. DOT (flights arriving within 14 minutes of scheduled arrival time) between January 1 and June 30, 2010, when compared to such U.S. global carriers, which includes Delta (including its Northwest subsidiary), American, Continental and US Airways.

*	Based on United’s forward-looking flight schedule for July 2010 to June 2011.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation or other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; our ability to complete the planned merger with Continental Airlines, Inc.; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2009 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL Corporation or United that such matters will be realized.

# # #

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

UAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Three Months Ended June 30,		% Increase/ (Decrease)
(In accordance with GAAP)	2010	2009
Operating revenues:
Passenger - United Airlines	$3,712	$2,941	26.2
Passenger - Regional Affiliates	1,021	749	36.3
Cargo	190	121	57.0
Other operating revenues	238	207	15.0

	5,161	4,018	28.4

Operating expenses:
Aircraft fuel (Notes 3 and 4)	1,198	665	80.2
Salaries and related costs (Note 4)	1,020	963	5.9
Regional Affiliates (Notes 2 and 3)	911	708	28.7
Purchased services	256	286	(10.5)
Aircraft maintenance materials and outside repairs	245	240	2.1
Landing fees and other rent	241	229	5.2
Depreciation and amortization (Note 4)	215	222	(3.2)
Distribution expenses	154	139	10.8
Impairments, merger-related costs and special items (Note 4)	106	88	20.5
Aircraft rent	81	89	(9.0)
Cost of third party sales	61	60	1.7
Other operating expenses (Note 4)	239	222	7.7

	4,727	3,911	20.9

Earnings from operations	434	107	305.6

Other income (expense):
Interest expense	(171)	(135)	26.7
Interest income	2	5	(60.0)
Interest capitalized	3	2	50.0
Miscellaneous, net (Note 4)	3	35	(91.4)

	(163)	(93)	75.3

Income before income taxes and equity in earnings of affiliates	271	14	NM
Income tax benefit (Note 4)	(2)	(13)	(84.6)

Income before equity in earnings of affiliates	273	27	NM
Equity in earnings of affiliates, net of tax	—	1	(100.0)

Net income	$273	$28	NM

Earnings per share, basic	$1.62	$0.19

Earnings per share, diluted	$1.29	$0.19

Weighted average shares, basic	168.0	145.1
Weighted average shares, diluted	235.0	145.1

See accompanying notes.

NM     Not meaningful.

UAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Six Months Ended June 30,		% Increase/ (Decrease)
(In accordance with GAAP)	2010	2009
Operating revenues:
Passenger - United Airlines	$6,738	$5,642	19.4
Passenger - Regional Affiliates	1,861	1,408	32.2
Cargo	347	245	41.6
Other operating revenues	456	414	10.1

	9,402	7,709	22.0

Operating expenses:
Aircraft fuel (Notes 3 and 4)	2,156	1,464	47.3
Salaries and related costs (Note 4)	1,968	1,884	4.5
Regional Affiliates (Notes 2 and 3)	1,726	1,379	25.2
Purchased services	543	573	(5.2)
Landing fees and other rent	469	450	4.2
Aircraft maintenance materials and outside repairs	467	465	0.4
Depreciation and amortization (Note 4)	428	455	(5.9)
Distribution expenses	291	257	13.2
Aircraft rent	162	177	(8.5)
Impairments, merger-related costs and special items (Note 4)	124	207	(40.1)
Cost of third party sales	118	113	4.4
Other operating expenses (Note 4)	447	460	(2.8)

	8,899	7,884	12.9

Earnings (loss) from operations	503	(175)	—

Other income (expense):
Interest expense	(349)	(269)	29.7
Interest income	3	12	(75.0)
Interest capitalized	5	5	—
Miscellaneous, net (Note 4)	27	29	(6.9)

	(314)	(223)	40.8

Income (loss) before income taxes and equity in earnings of affiliates	189	(398)	—
Income tax benefit (Note 4)	(1)	(42)	(97.6)

Income (loss) before equity in earnings of affiliates	190	(356)	—
Equity in earnings of affiliates, net of tax	1	2	(50.0)

Net income (loss)	$191	$(354)	—

Earnings (loss) per share, basic	$1.14	$(2.44)

Earnings (loss) per share, diluted	$0.96	$(2.44)

Weighted average shares, basic	167.7	144.9
Weighted average shares, diluted	209.0	144.9

See accompanying notes.

Questions & Answers

Q1:	Which fees and ancillary revenues does United include in passenger revenue and which are included in other revenue? What impact did fees and ancillary revenues have in the quarter?

A1:	There is not a consistent industry practice regarding the recording and classification of ancillary and other revenues. For United, first and second bag fees and ticketing and change fees are recorded in passenger revenue. Revenue from these fees resulted in a 0.6 point decrease in consolidated PRASM year-over-year, as the growth in the passenger revenue outpaced the growth in fee revenue.

Q2:	Can you provide additional commentary on line items in the income statement where there were significant year-over-year changes in non-fuel cost?

A2:	Total non-fuel operating expense increased by $154 million year-over-year in the second quarter, excluding certain accounting charges, or 5.2%, as the company continued its efforts to control costs and increase revenue.

Regional Affiliates excluding fuel increased $93 million, or 17.5% as a result of an increase in regional affiliates capacity and changes in fleet mix.

Excluding the $4 million impact from special items, salaries and related costs increased $61 million, or 6.4%, largely due to $63 million in profit sharing expense accrued in the quarter. United accrues profit sharing expense on a year-to-date basis.

Distribution expenses increased $15 million, or 10.8% due primarily to the increase in passenger revenue.

Landing Fees and Other Rent increased $12 million, or 5.2% due to increases in landing fee and rental rates at our hubs. When combined with airport facility charges in Regional Affiliates and Cost of Sales, Consolidated Landing Fees & Other Rent increased by $25 million in the quarter.

Purchased Services decreased $30 million, or 10.5%, due to an expense credit associated with the TSA Infrastructure refund received by all carriers, and insourcing initiatives and negotiating improved rates with vendors.

Q3:	What is the impact of the recent change to fuel accounting on the income statement for the remaining quarters of 2010 and 1Q 2011?

A3:	Effective April 1, 2010, the Company designated the majority of its existing fuel derivative instrument portfolio as cash flow hedges and intends to designate new contracts as cash flow hedges for accounting purposes, when permitted. Designation of these instruments as cash flow hedges permits the deferral of the effective portions of gains or losses until contract settlement.

As of June 30, 2010 we were carrying a remaining positive market value of $36 million for the fuel derivative portfolio which was recorded as a non-cash mark-to-market gain in prior periods under our prior accounting practice. The difference between the final settlement amount of the existing hedge contracts and their value as of March 31, 2010 will be recorded in the fuel expense line in the period in which the contracts settle. The reversals of this non-cash mark-to-market balance will amount to $16 million in third quarter of 2010, $15 million in fourth quarter of 2010 and $5 million in the first quarter of 2011.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

Q4:	Please describe the impact of the accounting adjustment booked in 2Q that you discussed in your June14th Investor Update.

A4:	During the quarter the company made several normal course adjustments that increased year-over-year other airline billings by $33 million (increasing consolidated PRASM by approximately one percentage point), primarily due to an improvement in the trends of interline billing adjustments.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

UAL CORPORATION AND SUBSIDIARY COMPANIES

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
(In accordance with GAAP)	2010	2009		2010	2009
Cash flows provided by operating activities (a)	$874	$396	120.7	$1,356	$822	65.0

Cash flows provided (used) by investing activities:
Additions to property, equipment and deferred software	(73)	(91)	(19.8)	(124)	(170)	(27.1)
Advanced deposits on aircraft	—	—	—	(42)	—	—
Decrease in restricted cash	33	3	NM	43	20	115.0
Proceeds from asset sale-leasebacks	—	—	—	—	94	(100.0)
Proceeds from asset dispositions	21	13	61.5	25	46	(45.7)
Other, net	—	1	(100.0)	3	1	200.0

	(19)	(74)	(74.3)	(95)	(9)	NM

Cash flows provided (used) by financing activities:
Proceeds from issuance of long-term debt	686	—	—	1,995	134	NM
Repayment of long-term debt	(70)	(157)	(55.4)	(1,274)	(395)	222.5
Principal payments under capital leases	(66)	(55)	20.0	(93)	(103)	(9.7)
Increase in deferred financing costs	(19)	(1)	NM	(26)	(4)	NM
Proceeds from the issuance of common stock	—	—	—	—	63	(100.0)
Decrease in lease deposits	1	—	—	1	22	(95.5)
Other, net	3	—	—	—	(3)	(100.0)

	535	(213)	—	603	(286)	—

Increase in cash and cash equivalents during the period	1,390	109	NM	1,864	527	253.7
Cash and cash equivalents at beginning of the period	3,516	2,457	43.1	3,042	2,039	49.2

Cash and cash equivalents at end of the period	$4,906	$2,566	91.2	$4,906	$2,566	91.2

Reconciliation of cash and cash equivalents to total cash and cash equivalents and restricted cash:

	As of June 30,		% Increase/ (Decrease)
	2010	2009
Cash and cash equivalents	$4,906	$2,566	91.2
Restricted cash	250	281	(11.0)

Total cash and cash equivalents and restricted cash	$5,156	$2,847	81.1

(a)	See Note 4[h] for the Company’s computation of free cash flow.

CONSOLIDATED NOTES (UNAUDITED)

(1)	UAL Corporation (“UAL” or the “Company”) is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”).

(2)	United has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express. Under these agreements, United pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rents of $111 million and $109 million for the three months ended June 30, 2010 and 2009, respectively, and $222 million and $216 million for the six months ended June 30, 2010 and 2009, respectively, which are included in Regional Affiliates expense in our Statements of Consolidated Operations.

(3)	UAL’s results of operations include aircraft fuel expense for both United Mainline jet operations and Regional Affiliates. Aircraft fuel expense incurred as a result of the Company’s Regional Affiliates’ operations is reflected in Regional Affiliates operating expense. In accordance with UAL’s agreement with its Regional Affiliates, these costs are incurred by the Company. Fuel hedging gains or losses are not allocated to Regional Affiliates fuel expense.

(In millions, except per gallon)	Year-Over-Year Impact of Fuel Expense United Mainline and Regional Affiliates Operations
	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2010	2009		2010	2009
Total mainline fuel expense	$1,198	$665	80.2	$2,156	$1,464	47.3
Exclude impact of non-cash, net mark-to-market (“MTM”) gains (losses)	(37)	305	—	(6)	496	—

Mainline fuel expense excluding MTM impact	1,161	970	19.7	2,150	1,960	9.7
Add: Regional Affiliates fuel expense	288	178	61.8	537	342	57.0

Consolidated fuel expense excluding MTM impact	1,449	1,148	26.2	2,687	2,302	16.7
Exclude impact of fuel hedge settlements	(14)	(157)	(91.1)	(29)	(399)	(92.7)
Exclude impact of fuel hedge ineffectiveness	(3)	—	—	(3)	—	—

Consolidated fuel expense excluding hedge impacts (a) (b)	$1,432	$991	44.5	$2,655	$1,903	39.5

Mainline fuel consumption (gallons)	497	499	(0.4)	941	969	(2.9)
Mainline average jet fuel price per gallon (in cents)	241.0	133.3	80.8	229.1	151.1	51.6
Mainline average jet fuel price per gallon excluding non-cash MTM impact (in cents)	233.6	194.4	20.2	228.5	202.3	13.0
Mainline average jet fuel price per gallon excluding fuel hedge impacts (in cents)	230.2	162.9	41.3	225.1	161.1	39.7

Regional Affiliates fuel consumption (gallons)	113	97	16.5	217	189	14.8
Regional Affiliates average jet fuel price per gallon (in cents)	254.9	183.5	38.9	247.5	181.0	36.7

(a)	See Note 4 for further information related to fuel hedging and non-GAAP measures.
(b)	Between April 1 and June 30, 2010, the Company designated substantially all of its outstanding fuel derivative contracts (which settle in periods subsequent to June 30, 2010) as cash flow hedges under GAAP. As of June 30, 2010, the Company has recognized $146 million of accumulated other comprehensive loss on its balance sheet for these designated hedges. For the quarter ending June 30, 2010, the Company recognized $3 million in fuel expense representing the ineffective portion of these designated hedges.

CONSOLIDATED NOTES (UNAUDITED)

(4)	The Company recorded unusual and/or infrequent items related to severance, employee benefits, depreciation and amortization and other charges, as noted below. Collectively, these charges are identified as “special items and other charges” in the Regulation G reconciliations below. The Company also adjusts certain of its financial statement items and measures of financial performance to primarily present the impacts of its fuel hedging on an “economic” basis. Items calculated on an “economic” basis include gains or losses for derivative instruments that settled in the current accounting period, but were recognized in a prior period in GAAP results, and exclude changes in market value for derivatives that will be settled in a future period. These charges are identified as “non-cash, net mark-to-market (gains) losses” in the Regulation G reconciliations below. These special items and other charges and non-cash, net mark-to-market adjustments are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2010	2009	2010	2009	Income Statement Classification
Intangible asset impairments	$—	$40	$—	$150
Aircraft and spare parts impairments	73	—	90	—

Total impairments	73	40	90	150
Merger-related costs	28	—	28	—
LAX municipal bond litigation	—	27	—	27
Lease termination and other special items	5	21	6	30

Total impairments, merger-related costs and special items	106	88	124	207	Impairments, merger-related costs and special items
Severance	1	6	(1)	1	Salaries and related costs
Employee benefit adjustments	—	(1)	—	(33)	Salaries and related costs
Loss on asset sales	10	—	10	—	Other operating expenses
Accelerated depreciation related to early asset retirement	5	10	9	32	Depreciation and amortization

Total other charges	16	15	18	—

Total impairments, merger-related costs, special items and other charges	122	103	142	207
Operating non-cash, net mark-to-market (gains) losses	37	(305)	6	(496)	Aircraft fuel

Total operating impact	$159	$(202)	$148	$(289)

Non-operating non-cash, net mark-to-market gains	—	(135)	—	(207)	Miscellaneous, net

Pre-tax impairments, merger-related costs, special items, other charges and non-cash net mark-to-market impact	159	(337)	148	(496)
Income tax benefit on impairments and other charges and other non-cash tax expense	(2)	(12)	(1)	(42)	Income tax benefit

Total impairments, merger-related costs, special items, other charges and non-cash net mark-to-market impact, net of tax	$157	$(349)	$147	$(538)

Total non-cash fuel hedge (gains) losses	$37	$(440)	$6	$(703)

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items, and other items unusual or infrequent in nature, is useful to investors because they are non-recurring items not indicative of the Company’s on-going performance. The Company began to apply cash flow hedge accounting effective April 1, 2010. Prior to the designation of fuel hedge instruments as cash flow hedges, mark-to-market gains and losses were immediately recognized in fuel expense. The Company believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting.

The tables below set forth the reconciliation of GAAP and non-GAAP financial measures for certain operating statistics that are used in determining key indicators such as adjusted passenger revenue per revenue passenger mile (“Yield”), operating revenue per available seat mile (“RASM”), operating expense per available seat mile (“CASM”), operating margin (loss) and net income (loss).

CONSOLIDATED NOTES (UNAUDITED)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2010	2009		2010	2009
[a] Yield (In millions)
Mainline
Passenger - United Airlines	$3,712	$2,941	26.2	$6,738	$5,642	19.4
Less: industry reduced fares and passenger charges	(10)	(10)	—	(20)	(19)	5.3

Mainline adjusted passenger revenue	$3,702	$2,931	26.3	$6,718	$5,623	19.5

Mainline revenue passenger miles	26,391	26,027	1.4	49,284	48,899	0.8
Adjusted mainline yield (in cents)	14.03	11.26	24.6	13.63	11.50	18.5

Consolidated
Consolidated passenger revenue	$4,733	$3,690	28.3	$8,599	$7,050	22.0
Less: industry reduced fares and passenger charges	(10)	(10)	—	(20)	(19)	5.3

Consolidated adjusted passenger revenue	$4,723	$3,680	28.3	$8,579	$7,031	22.0

Consolidated revenue passenger miles	30,646	29,501	3.9	57,126	55,309	3.3
Adjusted consolidated yield (in cents)	15.41	12.47	23.6	15.02	12.71	18.2

[b] RASM (In millions)
Mainline
Consolidated operating revenues	$5,161	$4,018	28.4	$9,402	$7,709	22.0
Less: Passenger - Regional Affiliates	(1,021)	(749)	36.3	(1,861)	(1,408)	32.2

Mainline operating revenues	$4,140	$3,269	26.6	$7,541	$6,301	19.7

Mainline available seat miles	31,042	31,562	(1.6)	59,203	61,553	(3.8)
Mainline RASM (in cents)	13.34	10.36	28.8	12.74	10.24	24.4

[c] CASM (In millions)
Mainline
Consolidated operating expenses	$4,727	$3,911	20.9	$8,899	$7,884	12.9
Less: Regional Affiliates	(911)	(708)	28.7	(1,726)	(1,379)	25.2

Mainline operating expenses	$3,816	$3,203	19.1	$7,173	$6,505	10.3

Mainline available seat miles	31,042	31,562	(1.6)	59,203	61,553	(3.8)
Mainline CASM (in cents)	12.29	10.15	21.1	12.12	10.57	14.7

Mainline operating expenses	$3,816	$3,203	19.1	$7,173	$6,505	10.3
Add (less): impairments, merger-related costs, special items and other charges and non-cash, net mark-to-market impact	(159)	202	—	(148)	289	—

Adjusted mainline operating expense	$3,657	$3,405	7.4	$7,025	$6,794	3.4

Mainline CASM excluding impairments, merger-related costs, special items and other charges and non-cash, net mark-to-market impact (in cents)	11.78	10.79	9.2	11.87	11.04	7.5

Adjusted mainline operating expense	$3,657	$3,405	7.4	$7,025	$6,794	3.4
Less: Mainline fuel expense (excluding non-cash, net mark-to-market impact)	(1,161)	(970)	19.7	(2,150)	(1,960)	9.7

Adjusted mainline operating expense	$2,496	$2,435	2.5	$4,875	$4,834	0.8

Mainline CASM excluding impairments, merger-related costs, special items and other charges, non-cash, net mark-to-market impact and fuel (in cents)	8.04	7.71	4.3	8.23	7.85	4.8

Adjusted mainline operating expense	$2,496	$2,435	2.5	$4,875	$4,834	0.8
Less: profit sharing program expense	(63)	—	—	(63)	—	—

Adjusted mainline operating expense	$2,433	$2,435	(0.1)	$4,812	$4,834	(0.5)

Mainline CASM excluding impairments, merger-related costs, special items and other charges, non-cash, net mark-to-market impact, fuel and profit sharing program expense (in cents)	7.84	7.71	1.7	8.13	7.85	3.6

CONSOLIDATED NOTES (UNAUDITED)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2010	2009		2010	2009
Consolidated
Consolidated operating expenses	$4,727	$3,911	20.9	$8,899	$7,884	12.9
Add (less): impairments, merger-related costs, special items and other charges and non-cash, net mark-to-market impact	(159)	202	—	(148)	289	—

Adjusted consolidated operating expenses	$4,568	$4,113	11.1	$8,751	$8,173	7.1

Consolidated available seat miles	36,365	35,979	1.1	69,313	70,052	(1.1)
Consolidated CASM excluding impairments, merger-related costs, special items and other charges and non-cash, net mark-to-market impact (in cents)	12.56	11.43	9.9	12.63	11.67	8.2

Adjusted consolidated operating expenses	$4,568	$4,113	11.1	$8,751	$8,173	7.1
Less: consolidated fuel expense (excluding non-cash, net mark-to-market impact)	(1,449)	(1,148)	26.2	(2,687)	(2,302)	16.7

Adjusted consolidated operating expenses	$3,119	$2,965	5.2	$6,064	$5,871	3.3

Consolidated CASM excluding impairments, merger-related costs, special items and other charges, non-cash, net mark-to-market impact and fuel (in cents)	8.58	8.24	4.1	8.75	8.38	4.4

Adjusted consolidated operating expenses	$3,119	$2,965	5.2	$6,064	$5,871	3.3
Less: profit sharing program expense	(63)	—	—	(63)	—	—

Adjusted consolidated operating expenses	$3,056	$2,965	3.1	$6,001	$5,871	2.2

Consolidated CASM excluding impairments, merger-related costs, special items and other charges, non-cash, net mark-to-market impact, fuel and profit sharing program expense (in cents)	8.40	8.24	1.9	8.66	8.38	3.3

[d] Operating margin (loss) (In millions)
Operating earnings (loss)	$434	$107	305.6	$503	$(175)	—
Add (less): impairments, merger-related costs, special items and other charges and non-cash, net mark-to-market impact	159	(202)	—	148	(289)	—

Adjusted operating margin (loss)	$593	$(95)	—	$651	$(464)	—

Consolidated operating revenues	$5,161	$4,018	28.4	$9,402	$7,709	22.0
Operating margin (loss) (percent)	8.4	2.7	5.7 pt.	5.3	(2.3)	7.6 pt.
Adjusted operating margin (loss) (percent)	11.5	(2.4)	13.9 pt.	6.9	(6.0)	12.9 pt.

[e] Pre-tax income (loss) (In millions)
Earnings (loss) before income taxes and equity in earnings of affiliates	$271	$14	NM	$189	$(398)	—
Add (less): impairments, merger-related costs, special items and other charges and non-cash, net mark-to-market impact	159	(202)	—	148	(289)	—
Less: non-operating fuel hedge adjustments	—	(135)	(100.0)	—	(207)	(100.0)

Adjusted pre-tax income (loss)	$430	$(323)	—	$337	$(894)	—

Pre-tax income (loss) (percent)	5.3	0.3	5.0 pt.	2.0	(5.2)	7.2 pt.
Adjusted pre-tax income (loss) (percent)	8.3	(8.0)	16.3 pt.	3.6	(11.6)	15.2 pt.

[f] Net income (loss) (In millions)
Net income (loss)	$273	$28	NM	$191	$(354)	—
Add (less): impairments, merger-related costs, special items and other charges and non-cash, net mark-to-market impact	159	(202)	—	148	(289)	—
Less: non-operating fuel hedge adjustments	—	(135)	(100.0)	—	(207)	(100.0)
Less: income tax benefit (i)	(2)	(12)	(83.3)	(1)	(42)	(97.6)

Adjusted net income (loss)	$430	$(321)	—	$338	$(892)	—

[g] Earnings (loss) per share (ii)
Diluted earnings (loss) per share - GAAP	$1.29	$0.19	NM	$0.96	$(2.44)	—
Add: impairments, merger-related costs, special operating items and other charges (iii)	0.50	0.63	(20.6)	0.67	1.14	(41.2)
Less: non-cash fuel hedge adjustments	0.16	(3.03)	—	0.03	(4.85)	—

Diluted earnings (loss) per share excluding special operating items and other charges and net fuel hedge adjustments	$1.95	$(2.21)	—	$1.66	$(6.15)	—

[h] Operating cash flow (In millions)
Operating cash flow	$874	$396	120.7	$1,356	$822	65.0
Less: capital expenditures	(73)	(91)	(19.8)	(124)	(170)	(27.1)
Less: advanced deposits on aircraft	—	—	—	(42)	—	—

Free cash flow	$801	$305	162.6	$1,190	$652	82.5

(i)	The Company’s tax benefit in the three and six months ended June 30, 2009 was primarily related to the impairment of indefinite-lived intangible assets.
(ii)	Includes related tax benefits and non-cash income tax expense.

UAL CORPORATION AND SUBSIDIARY COMPANIES

(Mainline and Regional Affiliates (a))

	Three Months Ended June 30,		% Change
	2010	2009
Revenue passengers (In thousands)
Mainline	13,980	14,608	(4.3)
Regional Affiliates	7,344	6,456	13.8

Consolidated	21,324	21,064	1.2

Revenue passenger miles - RPM (In millions)
Mainline	26,391	26,027	1.4
Regional Affiliates	4,255	3,474	22.5

Consolidated	30,646	29,501	3.9

Available seat miles - ASM (In millions)
Mainline	31,042	31,562	(1.6)
Regional Affiliates	5,323	4,417	20.5

Consolidated	36,365	35,979	1.1

Passenger load factor (percent)
Mainline	85.0	82.5	2.5 pt.
Regional Affiliates	79.9	78.7	1.2 pt.
Consolidated	84.3	82.0	2.3 pt.

Consolidated operating breakeven passenger load factor (percent)	76.5	79.6	(3.1) pt.

Passenger revenue per passenger mile - Yield (cents) (See Note 4[a])
Mainline adjusted	14.03	11.26	24.6
Regional Affiliates	24.00	21.56	11.3
Consolidated adjusted	15.41	12.47	23.6

Passenger revenue per available seat mile - PRASM (cents)
Mainline	11.96	9.32	28.3
Regional Affiliates	19.18	16.96	13.1
Consolidated	13.02	10.26	26.9

Operating revenue per available seat mile - RASM (cents) (See Note 4[b])
Mainline	13.34	10.36	28.8
Regional Affiliates	19.18	16.96	13.1
Consolidated	14.19	11.17	27.0

Operating expense per available seat mile - CASM (cents) (See Note 4[c])
Mainline	12.29	10.15	21.1
Mainline excluding impairments, merger-related costs, special items, other charges and non-cash, net mark-to-market impact	11.78	10.79	9.2
Mainline excluding impairments, merger-related costs, special items, other charges, non-cash, net mark-to-market impact and fuel	8.04	7.71	4.3
Mainline excluding impairments, merger-related costs, special items, other charges and non-cash, net mark-to-market impact, fuel and profit sharing program expense	7.84	7.71	1.7
Regional Affiliates	17.11	16.03	6.7
Consolidated	13.00	10.87	19.6
Consolidated excluding impairments, merger-related costs, special items, other charges and non-cash, net mark-to-market impact	12.56	11.43	9.9
Consolidated excluding impairments, merger-related costs, special items, other charges, non-cash, net mark-to-market impact and fuel	8.58	8.24	4.1
Consolidated excluding impairments, merger-related costs, special items, other charges, non-cash, net mark-to-market impact, fuel and profit sharing program expense	8.40	8.24	1.9

Mainline unit earnings (in cents) (b)	1.05	0.21	400.0
Mainline unit earnings excluding special items, other charges, non-cash, net mark-to-market impact and fuel (in cents) (b)	5.30	2.65	100.0

Number of aircraft in operating fleet at end of period
Mainline	360	386	(6.7)
Regional Affiliates	295	296	(0.3)

Consolidated	655	682	(4.0)

Other Statistics
Mainline average price per gallon of jet fuel (cents)	241.0	133.3	80.8
Mainline average price per gallon of jet fuel excluding non-cash, net mark-to-market impact (cents)	233.6	194.4	20.2
Mainline average price per gallon of jet fuel excluding fuel hedge impacts (cents)	230.2	162.9	41.3
Mainline average full-time equivalent employees (thousands)	42.6	43.8	(2.7)
Mainline ASMs per equivalent employee - productivity (thousands)	729	721	1.1
Average stage length (in miles)
Mainline	1,549	1,451	6.8
Regional Affiliates	529	483	9.5
Mainline fleet utilization (in hours and minutes)	11:08	10:53	2.3

(a)	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional Affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.
(b)	Unit earnings are calculated as RASM minus CASM.

UAL CORPORATION AND SUBSIDIARY COMPANIES

(Mainline and Regional Affiliates (a))

	Six Months Ended June 30,		% Change
	2010	2009
Revenue passengers (In thousands)
Mainline	26,406	27,754	(4.9)
Regional affiliates	13,736	11,978	14.7

Consolidated	40,142	39,732	1.0

Revenue passenger miles - RPM (In millions)
Mainline	49,284	48,899	0.8
Regional affiliates	7,842	6,410	22.3

Consolidated	57,126	55,309	3.3

Available seat miles - ASM (In millions)
Mainline	59,203	61,553	(3.8)
Regional affiliates	10,110	8,499	19.0

Consolidated	69,313	70,052	(1.1)

Passenger load factor (percent)
Mainline	83.2	79.4	3.8 pt.
Regional affiliates	77.6	75.4	2.2 pt.
Consolidated	82.4	79.0	3.4 pt.

Consolidated operating breakeven passenger load factor (percent)	77.6	80.9	(3.3) pt.

Passenger revenue per passenger mile - Yield (cents) (See Note 4[a])
Mainline adjusted	13.63	11.50	18.5
Regional affiliates	23.73	21.97	8.0
Consolidated adjusted	15.02	12.71	18.2

Passenger revenue per available seat mile - PRASM (cents)
Mainline	11.38	9.17	24.1
Regional affiliates	18.41	16.57	11.1
Consolidated	12.41	10.06	23.4

Operating revenue per available seat mile - RASM (cents) (See Note 4[b])
Mainline	12.74	10.24	24.4
Regional affiliates	18.41	16.57	11.1
Consolidated	13.56	11.00	23.3

Operating expense per available seat mile - CASM (cents) (See Note 4[c])
Mainline	12.12	10.57	14.7
Mainline excluding impairments, merger-related costs, special items, other charges and non-cash, net mark-to-market impact	11.87	11.04	7.5
Mainline excluding impairments, merger-related costs, special items, other charges, non-cash, net mark-to-market impact and fuel	8.23	7.85	4.8
Mainline excluding impairments, merger-related costs, special items, other charges and non-cash, net mark-to-market impact, fuel and profit sharing program expense	8.13	7.85	3.6
Regional Affiliates	17.07	16.23	5.2
Consolidated	12.84	11.25	14.1
Consolidated excluding impairments, merger-related costs, special items, other charges and non-cash, net mark-to-market impact	12.63	11.67	8.2
Consolidated excluding impairments, merger-related costs, special items, other charges, non-cash, net mark-to-market impact and fuel	8.75	8.38	4.4
Consolidated excluding impairments, merger-related costs, special items, other charges, non-cash, net mark-to-market impact, fuel and profit sharing program expense	8.66	8.38	3.3

Mainline unit earnings (loss) (cents) (b)	0.62	(0.33)	—
Mainline unit earnings excluding special items, other charges, non-cash, net mark-to-market gains/losses and fuel (in cents) (b)	4.51	2.39	88.7

Number of aircraft in operating fleet at end of period
Mainline	360	386	(6.7)
Regional affiliates	295	296	(0.3)

Consolidated	655	682	(4.0)

Other Statistics
Mainline average price per gallon of jet fuel (cents)	229.1	151.1	51.6
Mainline average price per gallon of jet fuel excluding non-cash, net mark-to-market (gains) losses (cents)	228.5	202.3	13.0
Mainline average price per gallon of jet fuel excluding fuel hedge impacts (cents)	225.1	161.1	39.7
Mainline average full-time equivalent employees (thousands)	42.7	44.3	(3.6)
Mainline ASMs per equivalent employee - productivity (thousands)	1,386	1,389	(0.2)
Average stage length (in miles)
Mainline	1,526	1,430	6.7
Regional affiliates	523	477	9.6
Mainline fleet utilization (in hours and minutes)	10:51	10:39	1.9

(a)	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.
(b)	Unit earnings are calculated as RASM minus CASM.